Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$84,157,800
Unrealized Gain (Loss) on Market Value of Commodity Futures	342,820
Dividend Income	3,731
Interest Income	7,625
ETF Transaction Fees	9,000
Total Income (Loss)	$84,520,976

Expenses
General Partner Management Fees	$146,829
Professional Fees	35,275
Brokerage Commissions	45,104
Directors' Fees and insurance	6,755
NYMEX License Fee	3,670
Total Expenses	$237,633
Net Income (Loss)	$84,283,343

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/21	$270,197,999
Additions (4,000,000 Shares)	80,810,837
Withdrawals (1,300,000 Shares)	(21,634,396)
Net Income (Loss)	84,283,343

Net Asset Value End of Month	$413,657,783
Net Asset Value Per Share (20,384,588 Shares)	$20.29

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596